Exhibit 99.1

FOR IMMEDIATE RELEASE	Nasdaq: NSIT
INSIGHT ENTERPRISES, INC. REPORTS THIRD QUARTER RESULTS
Net Sales — $844 Million; GAAP Diluted EPS — $0.31; Non-GAAP Diluted EPS — $0.33
TEMPE, Ariz. — October 20, 2005 — Insight Enterprises, Inc. (Nasdaq: NSIT) (the “Company”) today reported results of operations for the three and nine months ended September 30, 2005.
Third Quarter Highlights:
•	Quarterly net sales growth of 5.7% from $798.5 million in Q3 2004 to $844.0 million in Q3 2005.

•	Non-GAAP* net earnings growth of 11% from $14.6 million in Q3 2004 to $16.3 million in Q3 2005. (GAAP net earnings decline of 23%.)

•	10% year over year growth in non-GAAP* diluted EPS from $0.30 in Q3 2004 to $0.33 in Q3 2005. (GAAP diluted EPS decline from $0.41 in Q3 2004 to $0.31 in Q3 2005.)

•	Quarterly net sales and non-GAAP* earnings from operations growth for Insight North America of 5.3% and 16%, respectively, over prior year.

•	Quarterly net sales and non-GAAP* earnings from operations growth for Insight UK of 7.9% and 16%, respectively, over prior year.
“The third quarter was another solid quarter resulting in year over year growth in net sales and non-GAAP diluted earnings per share of 5.7% and 10%, respectively,” said Rich Fennessy, chief executive officer.

Financial Summary Table
(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2005	2004	% change	2005	2004	% change
Insight Enterprises, Inc.
Net sales	$844,049	$798,496	6%	$2,428,299	$2,277,041	7%
Net earnings — GAAP	$15,382	$19,921	(23%)	$43,579	$49,537	(12%)
Net earnings — non-GAAP*	$16,268	$14,625	11%	$46,649	$42,206	11%
Diluted earnings per share — GAAP	$0.31	$0.41	(24%)	$0.88	$1.01	(13%)
Diluted earnings per share — non-GAAP*	$0.33	$0.30	10%	$0.94	$0.86	9%

Insight North America
Net sales	$699,294	$664,097	5%	$2,011,031	$1,880,860	7%
Earnings from operations — GAAP	$19,676	$14,938	32%	$53,416	$44,462	20%
Earnings from operations — non-GAAP*	$19,676	$16,913	16%	$57,066	$46,437	23%

Insight UK
Net sales	$124,306	$115,227	8%	$360,602	$340,875	6%
Earnings from operations — GAAP	$3,281	$2,312	42%	$9,646	$11,173	(14%)
Earnings from operations — non-GAAP*	$3,659	$3,161	16%	$9,774	$8,862	10%

Direct Alliance Corporation
Net sales	$20,449	$19,172	7%	$56,666	$55,306	2%
Earnings from operations — GAAP	$1,806	$3,276	(45%)	$6,966	$9,686	(28%)
Earnings from operations — non-GAAP*	$2,811	$3,359	(16%)	$7,971	$9,769	(18%)

*	A tabular reconciliation of financial measures prepared in accordance with United States generally accepted accounting principles (“GAAP”) to non-GAAP financial measures is included at the end of this press release.
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2005 Results, Page 2	October 20, 2005
Use of Non-GAAP Financial Measures: The non-GAAP financial measures in the 2005 and/or 2004 periods exclude severance and restructuring expenses, income resulting from reductions in liabilities assumed in a previous acquisition, gain and bonus expenses associated with a discontinued operation, the tax effects of these items and other tax adjustments. We exclude these items when internally evaluating selling and administrative expenses, earnings from operations, tax expense, net earnings and diluted earnings per share for the Company and when evaluating selling and administrative expenses and earnings from operations for the individual operating segments. These non-GAAP measures are used to evaluate financial performance against budgeted amounts, to calculate incentive compensation, to assist in forecasting future performance and to compare our results to competitors’ financial results. We believe that these non-GAAP financial measures are useful to investors because they allow for greater transparency, facilitate comparisons to prior periods and competitors and assist in forecasting performance for future periods because they exclude items we believe to be outside of normal operating results. These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.
Our effective tax rate for the three months ended September 30, 2005 was 38.4% compared to 26.2% for the three months ended September 30, 2004. The increase in the effective tax rate was due primarily to the following unusual adjustments to income taxes during the three months ended September 30, 2004: a decrease in deferred taxes of $2.1 million related to a discontinued operation; the gain on the sale of a discontinued operation being taxed at an effective rate of 23%; and income resulting from the reduction of certain Insight UK liabilities assumed in connection with a previous acquisition not being taxable. The non-GAAP effective tax rate for the three months ended September 30, 2005 was 38.2% compared to 37.1% for the three months ended September 30, 2004. The increase in the non-GAAP effective tax rate is due primarily to an increase in the percentage of taxable income in the United States, which is taxed at higher rates than in the United Kingdom and Canada, and an increase in the effective tax rate on interest income in the United Kingdom.
Working capital as of September 30, 2005 was $355.2 million compared to $323.2 million as of September 30, 2004. Annualized inventory turns, excluding inventories not available for sale, were 33 times for the third quarter of 2005 compared to 32 times for the third quarter of 2004. The $35.3 million of inventories not available for sale at September 30, 2005 represents inventories segregated pursuant to binding customer contracts, which will be recorded as net sales when the criteria for sales recognition are met. Customer payments in advance of shipment of $26.8 million at September 30, 2005 primarily represent payments received from customers pursuant to these contracts. Days’ sales outstanding in ending accounts receivable (DSOs) were consistent at 47 for the third quarter of 2005 and 2004. Cash flows from operations for the nine months ended September 30, 2005 and 2004 were $57.1 million and $4.6 million, respectively. Cash flows from operations for the nine months ended September 30, 2005 resulted primarily from net earnings before depreciation and increases in customer payments received in advance of shipment, offset partially by decreases in accounts payable. Cash flows from operations for the nine months ended September 30, 2004 resulted primarily from net earnings before depreciation, offset by an increase in accounts receivable and a decrease in accrued expenses. We had $45.0 million outstanding under our line of credit and accounts receivable securitization facility at September 30, 2005, compared to $51.0 million outstanding at September 30, 2004. At September 30, 2005, we had $67.5 million in cash, although a large portion of our cash balance remains in the United Kingdom.
Severance and Restructuring Expenses
During the three months ended September 30, 2005, Insight UK recorded restructuring costs of $378,000 for duplicate rent expense related to the upcoming move to a new facility, and Direct Alliance recorded severance expense of $1.0 million related to the departure of the former president of Direct Alliance.
OPERATING SEGMENTS
We are a leading provider of information technology (“IT”) products and services to businesses in the United States, Canada and the United Kingdom. Our offerings include brand name computing products, IT services and outsourcing of business processes. During the three months ended September 30, 2005, we were organized in the following three operating segments:
•	Single-source provider of IT products and services — North America (“Insight North America”);

•	Single-source provider of IT products and services — United Kingdom (“Insight UK”); and

•	Business process outsourcing provider (“Direct Alliance”).
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2005 Results, Page 3	October 20, 2005
Insight North America
Insight North America’s net sales in the third quarter of 2005 increased 5.3% to $699.3 million, compared to net sales of $664.1 million in the third quarter of 2004. “We believe we continued to grow at near market growth rates and were encouraged by the improvements in the growth rates of our sales to small and medium-sized business clients,” said Fennessy.
Insight North America’s gross profit as a percentage of net sales was 11.2% in the third quarter of 2005, compared to 11.0% in the third quarter of 2004. “Our gross margin was positively affected by increases in Microsoft referral fees, reductions in the reserve for vendor receivables, increases in freight margin and decreases in the write-down of inventories. However, these improvements were offset partially by decreases in product margin, decreases in supplier reimbursements as a percentage of net sales and increases in the percentage of sales to large enterprise customers, which are generally at lower product margins,” said Stanley Laybourne, chief financial officer.
Insight North America’s selling and administrative expenses were 8.4% of net sales for the three months ended September 30, 2005 and 2004. “Compared to Q3 2004, we have benefited from increases in net sales and increases in efficiencies due to operational improvements and restructuring activities. These savings were offset by investments we are making in the areas of marketing, information technology and training,” Laybourne said.
Insight North America’s earnings from operations as a percentage of net sales in the third quarter of 2005 were 2.8% compared to non-GAAP earnings from operations of 2.5% in the third quarter of 2004.
Insight UK
Insight UK’s net sales in the third quarter of 2005 increased 7.9% to $124.3 million, compared to net sales of $115.2 million in the third quarter of 2004. Decreases in the British pound sterling exchange rates reduced net sales by $2.5 million. Excluding the effect of fluctuations in the exchange rates, net sales increased 10.1% from the third quarter of 2004. “Insight UK continues to post impressive sales growth rates amidst a tough demand environment in the United Kingdom,” said Fennessy.
Insight UK’s gross profit as a percentage of net sales was 13.3% in the third quarter of 2005 compared to 13.1% in the third quarter a year ago. “The increase in Insight UK’s gross margin over the prior year was due primarily to increases in supplier reimbursements and supplier discounts, and a decrease in the write-downs of inventories as a percentage of sales. These increases were partially offset by decreases in product margin and service sales,” said Laybourne.
For the third quarter of 2005, Insight UK’s selling and administrative expenses were 10.3% of net sales consistent with non-GAAP selling and administrative expenses as a percentage of net sales of 10.3% in the same quarter of 2004.
Insight UK’s non-GAAP earnings from operations as a percentage of net sales in the third quarter of 2005 were 2.9% compared to non-GAAP percentage of 2.7% in the third quarter of 2004.
Direct Alliance
Direct Alliance posted overall net sales of $20.4 million in the quarter ended September 30, 2005, up 6.7% from $19.2 million in the third quarter of 2004. For the three months ended September 30, 2005, Direct Alliance’s largest client accounted for approximately 36% of Direct Alliance’s net sales, and the top three clients represented 78% of net sales. For the three months ended September 30, 2004, Direct Alliance’s largest client accounted for approximately 59% of Direct Alliance’s net sales, and the top three clients represented 87% of net sales. The decline in concentration with Direct Alliance’s largest client and top three clients reflects the fact that the historical contract with Direct Alliance’s largest client, IBM, was replaced with separate contracts with IBM and Lenovo starting in May 2005.
Direct Alliance’s gross profit decreased 3% to $4.7 million for the third quarter of 2005, compared to $4.9 million for the third quarter of 2004. “The decrease in gross profit was due primarily to renegotiated fee structures as part of multi-year contract renewals with some of Direct Alliance’s largest clients. These decreases were offset partially by increases in gross profit contributed by other clients,” said Laybourne.
Selling and administrative expenses at Direct Alliance increased 27% to $1.9 million for the third quarter of 2005, compared to $1.5 million for the third quarter of 2004. Selling and administrative expenses as a percentage of net sales were 9.4% in the third quarter of 2005, compared to 7.9% in the third quarter of 2004. The increase is due to increased expenses related primarily to information technology.
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2005 Results, Page 4	October 20, 2005
Direct Alliance posted non-GAAP earnings from operations of $2.8 million for the third quarter of 2005, a 16% decrease, compared to non-GAAP earnings from operations of $3.4 million for the third quarter of 2004.
CONFERENCE CALL AND WEBCAST
We will host a conference call and live webcast today at 5:00 p.m. ET to discuss the quarterly results of operations. A live webcast of the conference call (in listen-only mode) will be available on our corporate website at www.insight.com and a replay of the webcast will be available on our corporate website for a limited time.
FORWARD-LOOKING INFORMATION
Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include: projections of matters that affect net sales, gross profit, operating expenses, earnings from operations or net earnings; projections of capital expenditures and growth; hiring plans; plans for future operations; the availability of financing and our needs or plans relating thereto; plans relating to our products and services; the effect of new accounting principles; benefits and expenses relating to restructuring activities and employee terminations; the effect of guaranty and indemnification obligations; the outcome of legal proceedings against the Company; statements of belief; and statements of assumptions underlying any of the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statement. Some of the important factors that could cause our actual results to differ materially from those projected in any forward-looking statements include, but are not limited to, the following:
•	changes in the economic environment and/or the information technology industry;

•	our reliance on suppliers for product availability, marketing funds, purchasing incentives and competitive products to sell;

•	actions of our competitors, including manufacturers of products we sell;

•	disruptions in our information technology and voice and data networks;

•	our failure to comply with the terms and conditions of our public sector contracts;

•	our reliance on a limited number of outsourcing clients;

•	our dependence on key personnel;

•	the risks associated with international operations;

•	the decreased effectiveness of equity compensation resulting from changes in accounting for equity compensation;

•	our integration and operation of future acquired businesses;

•	rapid changes in product standards;

•	our ability to renew or replace short-term financing facilities;

•	recently enacted and proposed changes in securities laws and regulations;

•	intellectual property infringement claims; and

•	risks that are otherwise described from time to time in our Securities and Exchange Commission reports, including but not limited to the items discussed in “Factors that Could Affect Future Results” set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part 1, Item 2 of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, as filed with the Securities and Exchange Commission.
We assume no obligation to update, and do not intend to update, any forward-looking statements.

Contacts:	Stanley Laybourne	Karen McGinnis
	Executive Vice President,	Senior Vice President-
	Chief Financial Officer,	Finance
	Secretary and Treasurer	Tel. 480-333-3074
	Tel. 480-350-1142	Email kmcginni@insight.com
Email slaybour@insight.com
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2005 Results, Page 5	October 20, 2005
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Earnings
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Net sales	$844,049	$798,496	$2,428,299	$2,277,041
Costs of goods sold	744,658	705,800	2,134,887	2,001,409

Gross profit	99,391	92,696	293,412	275,632
Operating expenses:
Selling and administrative expenses	73,245	70,192	218,601	211,493
Severance and restructuring expenses	1,383	2,435	5,447	2,435
Reductions in liabilities assumed in a previous acquisition	—	(457)	(664)	(3,617)

Earnings from operations	24,763	20,526	70,028	65,321
Non-operating (income) expense:
Interest income	(830)	(554)	(2,560)	(1,187)
Interest expense	429	598	1,026	1,455
Other expense, net	213	551	679	471

Earnings from continuing operations before income taxes	24,951	19,931	70,883	64,582
Income tax expense	9,569	7,705	27,304	21,733

Net earnings from continuing operations	15,382	12,226	43,579	42,849
Earnings from discontinued operation, net of taxes of $0, ($623), $0 and $2,803, respectively	—	7,695	—	6,688

Net earnings	$15,382	$19,921	$43,579	$49,537

Net earnings per share — Basic:
Net earnings from continuing operations	$0.32	$0.25	$0.89	$0.89
Net earnings from discontinued operation	—	0.16	—	0.14

Net earnings per share	$0.32	$0.41	$0.89	$1.03

Net earnings per share — Diluted:
Net earnings from continuing operations	$0.31	$0.25	$0.88	$0.87
Net earnings from discontinued operation	—	0.16	—	0.14

Net earnings per share	$0.31	$0.41	$0.88	$1.01

Shares used in per share calculation:
Basic	48,412	48,531	48,862	48,205

Diluted	48,900	49,123	49,372	49,065

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2005 Results, Page 6	October 20, 2005
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands)

	September 30,	December 31,
	2005	2004
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$67,466	$38,443
Accounts receivable, net	439,041	447,907
Receivable from underwriter on sale of discontinued operation	—	28,024
Inventories, net	91,929	95,903
Inventories not available for sale	35,316	41,791
Deferred income taxes and other current assets	28,418	35,455

Total current assets	662,170	687,523

Property and equipment, net	127,272	113,079
Goodwill	87,126	86,907
Other assets	187	132

	$876,755	$887,641

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$169,329	$198,322
Inventories financing facility	14,519	17,554
Accrued expenses and other current liabilities	51,285	59,110
Customer payments in advance of shipment	26,816	16,270
Short-term financing facility	45,000	25,000

Total current liabilities	306,949	316,256

Line of credit	—	—
Deferred income taxes and other long-term liabilities	13,333	11,826

Stockholders’ equity:
Preferred stock	—	—
Common stock	475	494
Additional paid-in capital	294,233	301,580
Retained earnings	241,822	230,879
Accumulated other comprehensive income – foreign currency translation adjustment	19,943	26,606

Total stockholders’ equity	556,473	559,559

	$876,755	$887,641

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2005 Results, Page 7	October 20, 2005
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2005	2004
Cash flows from operating activities:
Net earnings from continuing operations	$43,579	$42,849
Plus: net earnings from discontinued operation	—	6,688

Net earnings	43,579	49,537
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	13,651	15,733
Provision for losses on accounts receivable	4,160	3,614
Write-downs of inventories	5,253	5,091
Gain on sale of discontinued operation	—	(6,654)
Equity in loss of investee	—	(187)
Non-cash stock based compensation	550	62
Tax benefit from stock options exercised	1,936	4,510
Deferred income taxes	3,590	323
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	995	(43,031)
Increase in receivables from equity method investee	—	(6,021)
Decrease (increase) in inventories	4,533	(1,837)
Decrease in other current assets	4,940	1,156
Increase in other assets	(346)	(2,048)
Decrease in accounts payable	(26,378)	(2,896)
(Decrease) increase in inventories financing facility	(3,035)	3,629
Increase (decrease) in customer payments in advance of shipment	10,622	(4,709)
Decrease in accrued expenses and other current liabilities	(6,990)	(11,644)

Net cash provided by operating activities	57,060	4,628

Cash flows from investing activities:
Cash receipt of underwriter receivable, net	26,904	—
Proceeds from sale of discontinued operation, net	—	17,371
Purchases of property and equipment	(29,001)	(15,239)
Investment in equity method investee	—	(400)

Net cash (used in) provided by investing activities	(2,097)	1,732

Cash flows from financing activities:
Repayments on short-term financing facility	(40,000)	(85,000)
Borrowings on short-term financing facility	60,000	75,000
Net repayments on line of credit	—	(4,502)
Repurchase of common stock	(49,077)	—
Repayment of long-term liabilities	(127)	—
Proceeds from sales of common stock through employee stock plans	6,589	18,453

Net cash (used in) provided by financing activities	(22,615)	3,951

Foreign currency exchange impact on cash flow	(3,325)	(3,334)

Increase in cash and cash equivalents	29,023	6,977
Cash and cash equivalents at beginning of period	38,443	41,897

Cash and cash equivalents at end of period	$67,466	$48,874

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2005 Results, Page 8	October 20, 2005
Insight Enterprises, Inc. and Subsidiaries
Quarterly Operating Segment Data Table
(unaudited)

	Three Months Ended
	September 30,
	2005	2004	% change
Insight North America
Number of account executives	1,071	1,129	(5%)
Direct shipments %	68%	60%	18	%**
Average order size	$1,904	$1,882	1%
Percent of electronic sales	13%	10%	38	%*
Product Mix (as a % of product net sales):
Notebooks and PDA’s	18%	17%	10	%*
Desktops and servers	16%	17%	-	%*
Software	11%	13%	(13	%)*
Storage devices	8%	7%	23	%*
Networking and connectivity	13%	12%	14	%*
Printers	7%	9%	(19	%)*
Monitors and video	7%	6%	19	%*
Memory and processors	5%	7%	(19	%)*
Supplies and accessories	7%	7%	11	%*
Miscellaneous	8%	5%	46	%*

Insight UK
Number of account executives	293	300	(2%)
Direct shipments %	48%	50%	1	%**
Average order size	$1,164	$1,113	5%
Percent of electronic sales	20%	17%	33	%*
Product Mix (as a % of product net sales):
Notebooks and PDA’s	19%	19%	7	%*
Desktops and servers	16%	14%	25	%*
Software	14%	15%	1	%*
Storage devices	8%	7%	26	%*
Networking and connectivity	8%	7%	21	%*
Printers	8%	9%	(12	%)*
Monitors and video	11%	11%	10	%*
Memory and processors	4%	4%	9	%*
Supplies and accessories	7%	7%	5	%*
Miscellaneous	5%	7%	(17	%)*
Direct Alliance
Net sales mix:
Service fees	86%	90%	3	%*
Pass through product sales	14%	10%	43	%*

*	Based on net sales dollars.

**	Based on number of direct shipments.
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2005 Results, Page 9	October 20, 2005
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Operating Segment Statement of Earnings Information
(In thousands)
(Unaudited)

	Three Months Ended September 30, 2005
	Insight
	North America	Insight UK	Direct Alliance	Consolidated
Net sales	$699,294	$124,306	$20,449	$844,049
Costs of goods sold	621,124	107,813	15,721	744,658

Gross profit	78,170	16,493	4,728	99,391
Operating expenses:
Selling and administrative expenses	58,494	12,834	1,917	73,245
Severance and restructuring expenses	—	378	1,005	1,383

Earnings from operations	$19,676	$3,281	$1,806	24,763

Non-operating income, net				(188)

Earnings from continuing operations before income taxes				24,951
Income tax expense				9,569

Net earnings				$15,382

Total assets	$1,028,530	$153,783	$70,505	$876,755	*

*	Consolidated total assets include net intercompany eliminations and corporate assets of $376,063.

	Nine Months Ended September 30, 2005
	Insight
	North America	Insight UK	Direct Alliance	Consolidated
Net sales	$2,011,031	$360,602	$56,666	$2,428,299
Costs of goods sold	1,778,694	312,297	43,896	2,134,887

Gross profit	232,337	48,305	12,770	293,412
Operating expenses:
Selling and administrative expenses	175,271	38,531	4,799	218,601
Severance and restructuring expenses	3,650	792	1,005	5,447
Reductions in liabilities assumed in a previous acquisition	—	(664)	—	(664)

Earnings from operations	$53,416	$9,646	$6,966	70,028

Non-operating income, net				(855)

Earnings from continuing operations before income taxes				70,883
Income tax expense				27,304

Net earnings				$43,579

Total assets	$1,028,530	$153,783	$70,505	$876,755 *

*	Consolidated total assets include net intercompany eliminations and corporate assets of $376,063.
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2005 Results, Page 10	October 20, 2005
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Operating Segment Statement of Earnings Information
(In thousands)
(Unaudited)

	Three Months Ended September 30, 2004
	Insight
	North America	Insight UK	Direct Alliance	Consolidated
Net sales	$664,097	$115,227	$19,172	$798,496
Costs of goods sold	591,328	100,171	14,301	705,800

Gross profit	72,769	15,056	4,871	92,696
Operating expenses:
Selling and administrative expenses	55,856	12,824	1,512	70,192
Severance and restructuring expenses	1,975	377	83	2,435
Reductions in liabilities assumed in a previous acquisition	—	(457)	—	(457)

Earnings from operations	$14,938	$2,312	$3,276	20,526

Non-operating expense, net				595

Earnings from continuing operations before income taxes				19,931
Income tax expense				7,705

Net earnings from continuing operations				12,226
Net earnings from discontinued operation				7,695

Net earnings				$19,921

Total assets	$832,266	$147,057	$63,998	$829,761	*

*	Consolidated total assets include net intercompany eliminations and corporate assets of $213,560.

	Nine Months Ended September 30, 2004
	Insight
	North America	Insight UK	Direct Alliance	Consolidated
Net sales	$1,880,860	$340,875	$55,306	$2,277,041
Costs of goods sold	1,666,688	293,885	40,836	2,001,409

Gross profit	214,172	46,990	14,470	275,632
Operating expenses:
Selling and administrative expenses	167,735	39,057	4,701	211,493
Severance and restructuring expenses	1,975	377	83	2,435
Reductions in liabilities assumed in a previous acquisition	—	(3,617)	—	(3,617)

Earnings from operations	$44,462	$11,173	$9,686	65,321

Non-operating expense, net				739

Earnings from continuing operations before income taxes				64,582
Income tax expense				21,733

Net earnings from continuing operations				42,849
Net earnings from discontinued operation				6,688

Net earnings				$49,537

Total assets	$832,266	$147,057	$63,998	$829,761	*

*	Consolidated total assets include net intercompany eliminations and corporate assets of $213,560.
- MORE -

Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2005 Results, Page 11	October 20, 2005
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Reconciliation of Consolidated GAAP to Non-GAAP Financial Measures
(In thousands, except per share data and percentages)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Effective Tax Rate:
GAAP	38.4%	26.2%	38.5%	33.1%
Tax rate effect of adjustments	(0.2%)	3.1%	(0.2%)	2.4%
Tax rate effect of valuation allowance releases	—	—	—	1.7%
Tax rate effect of tax adjustment related to a discontinued operation	—	7.8%	—	—

Non-GAAP	38.2%	37.1%	38.3%	37.2%

Net Earnings:
GAAP	$15,382	$19,921	$43,579	$49,537
Bonus expense related to management incentive plan with top executives at discontinued operation, net of tax	—	929	—	929
Severance and restructuring expenses, net of tax	886	1,509	3,376	1,509
Reductions in liabilities assumed in previous acquisition, net of tax	—	(457)	(306)	(3,345)
Gain on sale of discontinued operation, net of tax	—	(5,167)	—	(5,167)
Tax adjustments related to valuation allowance releases	—	—	—	(1,257)
Tax adjustment related to a discontinued operation	—	(2,110)	—	—

Non-GAAP	$16,268	$14,625	$46,649	$42,206

Diluted earnings per share:
GAAP	$0.31	$0.41	$0.88	$1.01
Bonus expense related to management incentive plan with top executives at discontinued operation, net of tax	—	0.02	—	0.02
Severance and restructuring expenses, net of tax	0.02	0.03	0.07	0.03
Reductions in liabilities assumed in a previous acquisition, net of tax	—	(0.01)	(0.01)	(0.07)
Gain on sale of discontinued operation, net of tax	—	(0.11)	—	(0.11)
Tax adjustments related to valuation allowance releases	—	—	—	(0.02)
Tax adjustment related to a discontinued operation	—	(0.04)	—	—

Non-GAAP	$0.33	$0.30	$0.94	$0.86

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2005 Results, Page 12	October 20, 2005
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Reconciliation of Operating Segment GAAP to Non-GAAP Financial Measures (continued)
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Insight North America:

Earnings from operations:
GAAP	$19,676	$14,938	$53,416	$44,462
Severance and restructuring expenses	—	1,975	3,650	1,975

Non-GAAP	$19,676	$16,913	$57,066	$46,437

Non-GAAP Operating Margin	2.8%	2.5%	2.8%	2.5%

Insight UK:

Selling and Administrative expense:
GAAP	$12,834	$12,824	$38,531	$39,057
Bonus expense related to management incentive plan with top executives at discontinued operation	—	(929)	—	(929)

Non-GAAP	$12,834	$11,895	$38,531	$38,128

Non-GAAP Percentage of Sales	10.3%	10.3%	10.7%	11.2%

Earnings from operations:
GAAP	$3,281	$2,312	$9,646	$11,173
Bonus expense related to management incentive plan with top executives at discontinued operation	—	929	—	929
Severance and restructuring expenses	378	377	792	377
Reductions in liabilities assumed in a previous acquisition	—	(457)	(664)	(3,617)

Non-GAAP	$3,659	$3,161	$9,774	$8,862

Non-GAAP Operating Margin	2.9%	2.7%	2.7%	2.6%
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2005 Results, Page 13	October 20, 2005
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Reconciliation of Operating Segment GAAP to Non-GAAP Financial Measures (continued)
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Direct Alliance:
Earnings from operations:
GAAP	$1,806	$3,276	$6,966	$9,686
Severance expense	1,005	83	1,005	83

Non-GAAP	$2,811	$3,359	$7,971	$9,769

Non-GAAP Operating Margin	13.7%	17.5%	14.1%	17.7%
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958